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Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, NY  10019
212-713-3510

Donald P. Spencer
First Vice President
                                                                  Exhibit No. 12


                                                               MITCHELL HUTCHINS


                                                                  March 19, 1992


PaineWebber Managed Assets Trust
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     Please be advised that the 5,235.602 Class A shares and 5,000 Class B shares of beneficial interest of the PaineWebber Capital Appreciation Fund, which we have today purchased from you in the aggregate amount of $100,000 were purchased as an investment with no present intention of redeeming or selling such shares and we do not have any intention of redeeming or selling such shares.

                                   Very truly yours,


                                   MITCHELL HUTCHINS ASSET
                                       MANAGEMENT INC.

                                   By: /s/ Donald P. Spencer
                                      -----------------------------------
                                         Donald P. Spencer, Esq.
                                         First Vice President and
                                           Associate General Counsel